Exhibit 99.1

For Immediate Release:	July 17, 2018

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES SECOND QUARTER EARNINGS AND QUARTERLY DIVIDEND

HARTFORD, Conn., July 17, 2018 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended June 30, 2018.

The Company reported net income of $15.6 million, or $0.31 per diluted share, for the quarter ended June 30, 2018, compared to net income for the linked quarter of $15.8 million, or $0.31 per diluted share. The Company reported net income of $16.2 million, or $0.32 per diluted share, for the quarter ended June 30, 2017.

"In the second quarter of 2018, United Financial Bancorp, Inc.'s earnings results reflected solid linked quarter net interest margin expansion and net interest income growth. Our Company continues to grow loans, deposits, particularly checking accounts, and tangible book value while maintaining strong asset quality, capital and liquidity," stated William H.W. Crawford, IV, Chief Executive Officer and President of the Company and the Bank. "I want to thank our United Bank employees for their steadfast support of our customers and communities."

Balance Sheet

Assets totaled $7.21 billion at June 30, 2018 and increased $139.9 million, or 2.0%, from $7.07 billion at March 31, 2018. At June 30, 2018, total loans were $5.48 billion, representing an increase of $93.2 million, or 1.7%, from the linked quarter. Changes to loan balances during the second quarter of 2018 were highlighted by an $85.1 million, or 4.6%, increase in investor non-owner occupied commercial real estate loans, a $22.0 million, or 7.1%, increase in other consumer loans, a $16.8 million, or 1.4%, increase in residential real estate loans and a $6.4 million, or 1.1%, increase in home equity loans. Loans held for sale increased $22.1 million, or 34.8%, from the linked quarter, as the Company observed an increase in saleable residential loan volumes during the second quarter of 2018. Total cash and cash equivalents increased $39.9 million, or 57.7%, from the linked quarter.

Deposits totaled $5.39 billion at June 30, 2018 and increased by $110.9 million, or 2.1%, from $5.28 billion at March 31, 2018. Increases in deposit balances during the second quarter of 2018 were highlighted by a $202.0 million, or 14.5%, increase in money market account balances, a $21.2 million, or 2.6%, increase in

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NOW checking account balances, and a $17.4 million, or 2.3%, increase in demand deposit account balances. Offsetting these increases were a $116.2 million, or 6.5%, decrease in certificate of deposit balances and a $13.5 million, or 2.6%, decrease in savings deposits.

Total Federal Home Loan Bank advances increased by $11.5 million, or 1.3%, over the linked quarter as the Company continued to utilize advances as an asset liability management tool through cash flow hedging strategies.

Net Interest Income

Net interest income increased by $1.6 million, or 3.5%, on a linked quarter basis, to $48.2 million, primarily attributable to an increase in loan interest income of $3.2 million, or 5.8%, to $58.0 million; the increase was offset by an increase in interest expense of $2.0 million, or 11.8%, to $18.9 million. Average interest-earning assets increased by $16.8 million, or 0.3%, primarily due to growth in average loan balances, which increased by $49.2 million, or 0.9%. Average loan balance growth was driven by a $25.0 million, or 1.1%, increase in average commercial real estate loans, a $23.8 million, or 1.8%, increase in average residential real estate loans, a $22.3 million, or 7.4%, increase in other consumer loans, and a $9.3 million, or 1.6%, increase in home equity loans. Average commercial business loan balances decreased by $26.7 million, or 3.2%, as the Company observed increased prepayment speeds in the shared national credit portfolio.

Interest expense increased by $2.0 million, or 11.8%, to $18.9 million during the second quarter of 2018, from $17.0 million in the linked quarter. Average interest-bearing deposit balances increased by $68.8 million, or 1.5%, primarily driven by a $109.4 million, or 5.1%, increase in average NOW and money market account balances, and a $7.0 million, or 1.4%, increase in average savings account balances. Average non-interest bearing demand deposits increased by $25.1 million, or 3.5%, as compared to the linked quarter. Offsetting the aforementioned increases was a $47.6 million, or 2.6%, decrease in average certificate of deposit balances. The overall growth observed in average account balances is attributable to the continued success of the Company's municipal and retail acquisition strategies.

The tax equivalent net interest margin increased by seven basis points to 2.97% in the second quarter of 2018, from 2.90% in the linked period. The improvement in the net interest margin was driven by an 18 point increase in the yield on earning assets, which was partially offset by a 13 basis point increase in the cost of interest bearing liabilities. The interest-earning asset yield improvement was largely driven by a ten basis point increase in the yield on commercial real estate loans, a 45 basis point increase in the yield on commercial business loans, a 22 basis point increase in the investment portfolio yield, a nine basis point increase in the yield on residential real estate loans and a 24 basis point increase in the home equity loan yield. The total cost of funds increased by 13 basis points to 1.20% in the second quarter driven by a 14 basis point increase in the cost of interest-bearing deposits and an 18 basis point increase in the cost of Federal Home Loan Bank of Boston advances.

Provision for Loan Losses

The provision for loan losses totaled $2.4 million for the quarter ended June 30, 2018 as compared to $1.9 million for the linked quarter. Net charge-offs totaled $1.1 million, or 0.08%, as a percentage of average loans outstanding for both quarters ended June 30, 2018 and March 31, 2018. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local and national economic and credit conditions, the direction of real estate values and delinquency trends.

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Non-Interest Income

Total non-interest income decreased by $929,000, or 10.0%, to $8.4 million for the quarter ended June 30, 2018 from $9.3 million in the linked quarter. The decrease in the second quarter's non-interest income was driven by decreases in income from mortgage banking activities, net gain on sales of securities and other income. Additionally, there were higher losses on limited partnership investments as compared to the linked quarter, which contributed to the overall decrease in non-interest income. These decreases were offset by increases in both service charges and fees and bank-owned life insurance income.

Non-Interest Expense

Non-interest expense for the quarter ended June 30, 2018 totaled $38.4 million and increased by $1.6 million, or 4.4%, from the linked quarter. The increase in non-interest expense during the quarter was due to increases in salaries and employee benefits, other non-interest expenses, and marketing and promotions. These increases were primarily offset by a decrease in occupancy and equipment as compared to the linked quarter.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing by $2.4 million to $31.3 million at June 30, 2018 from $33.7 million at March 31, 2018. The ratio of non-performing assets to total assets for the quarter ended June 30, 2018 was 0.43%, as compared to 0.48% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $582.7 million, or 8.2% of average assets, for the quarter ended June 30, 2018. Tangible book value per share increased to $11.40 at June 30, 2018 from $11.25 at March 31, 2018. The increase was primarily driven by the impact of the Company's net income of $15.6 million, partially offset by the cash dividend payment to shareholders of $0.12 per share, as well as increases in accumulated other comprehensive losses as a result of a decrease in the market value of the Company's investment portfolio, as compared to the previous quarter. Book value per share at June 30, 2018 was $13.73.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on July 27, 2018 and payable on August 8, 2018. This dividend equates to a 2.80% annualized yield based on the $17.17 average closing price of the Company’s common stock in the second quarter of 2018. The Company has paid dividends for 49 consecutive quarters.

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Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, July 18, 2018 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s second quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through August 1, 2018 by calling 1-877-344-7529 and entering conference number 10121371. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At June 30, 2018, the Company had $7.21 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-12 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

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Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Interest and dividend income:	(In thousands, except share data)
Loans	$57,958	$49,674	$112,738	$96,167
Securities-taxable interest	5,969	5,793	11,467	11,303
Securities-non-taxable interest	2,354	2,355	4,783	4,609
Securities-dividends	736	689	1,373	1,497
Interest-bearing deposits	113	51	263	152
Total interest and dividend income	67,130	58,562	130,624	113,728
Interest expense:
Deposits	12,864	7,603	23,891	14,422
Borrowed funds	6,085	4,631	12,009	8,681
Total interest expense	18,949	12,234	35,900	23,103
Net interest income	48,181	46,328	94,724	90,625
Provision for loan losses	2,350	2,292	4,289	4,580
Net interest income after provision for loan losses	45,831	44,036	90,435	86,045
Non-interest income:
Service charges and fees	6,542	7,184	12,701	12,829
Net gain from sales of securities	62	95	178	552
Income from mortgage banking activities	846	1,830	2,575	3,151
Bank-owned life insurance income	1,671	1,149	3,317	2,356
Net loss on limited partnership investments	(960)	(638)	(1,550)	(718)
Other income	199	206	428	388
Total non-interest income	8,360	9,826	17,649	18,558
Non-interest expense:
Salaries and employee benefits	22,113	19,574	43,311	39,304
Service bureau fees	2,165	2,293	4,383	4,623
Occupancy and equipment	4,668	3,657	9,617	8,126
Professional fees	1,105	952	2,269	2,261
Marketing and promotions	1,189	1,237	1,874	1,949
FDIC insurance assessments	735	796	1,474	1,475
Core deposit intangible amortization	305	353	642	738
Other	6,090	6,467	11,536	11,775
Total non-interest expense	38,370	35,329	75,106	70,251
Income before income taxes	15,821	18,533	32,978	34,352
Provision for income taxes	175	2,333	1,545	4,426
Net income	$15,646	$16,200	$31,433	$29,926

Net income per share:
Basic	$0.31	$0.32	$0.62	$0.60
Diluted	$0.31	$0.32	$0.62	$0.59
Weighted-average shares outstanding:
Basic	50,504,273	50,217,212	50,489,689	50,237,406
Diluted	50,974,283	50,839,091	50,985,520	50,887,124

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Interest and dividend income:	(In thousands, except share data)
Loans	$57,958	$54,780	$52,758	$51,809	$49,674
Securities-taxable interest	5,969	5,498	5,643	5,604	5,793
Securities-non-taxable interest	2,354	2,429	2,571	2,499	2,355
Securities-dividends	736	637	669	736	689
Interest-bearing deposits	113	150	86	151	51
Total interest and dividend income	67,130	63,494	61,727	60,799	58,562
Interest expense:
Deposits	12,864	11,027	9,958	9,185	7,603
Borrowed funds	6,085	5,924	4,920	4,846	4,631
Total interest expense	18,949	16,951	14,878	14,031	12,234
Net interest income	48,181	46,543	46,849	46,768	46,328
Provision for loan losses	2,350	1,939	2,250	2,566	2,292
Net interest income after provision for loan losses	45,831	44,604	44,599	44,202	44,036
Non-interest income:
Service charges and fees	6,542	6,159	6,031	6,514	7,184
Net gain from sales of securities	62	116	72	158	95
Income from mortgage banking activities	846	1,729	1,184	1,204	1,830
Bank-owned life insurance income	1,671	1,646	1,939	1,167	1,149
Net loss on limited partnership investments	(960)	(590)	(1,441)	(864)	(638)
Other income (loss)	199	229	(204)	247	206
Total non-interest income	8,360	9,289	7,581	8,426	9,826
Non-interest expense:
Salaries and employee benefits	22,113	21,198	20,752	20,005	19,574
Service bureau fees	2,165	2,218	2,304	2,336	2,293
Occupancy and equipment	4,668	4,949	5,036	3,740	3,657
Professional fees	1,105	1,164	996	1,048	952
Marketing and promotions	1,189	685	1,011	1,087	1,237
FDIC insurance assessments	735	739	821	780	796
Core deposit intangible amortization	305	337	336	337	353
Other	6,090	5,446	5,981	5,929	6,467
Total non-interest expense	38,370	36,736	37,237	35,262	35,329
Income before income taxes	15,821	17,157	14,943	17,366	18,533
Provision for income taxes	175	1,370	5,442	2,175	2,333
Net income	$15,646	$15,787	$9,501	$15,191	$16,200

Net income per share:
Basic	$0.31	$0.31	$0.19	$0.30	$0.32
Diluted	$0.31	$0.31	$0.19	$0.30	$0.32
Weighted-average shares outstanding:
Basic	50,504,273	50,474,942	50,392,382	50,263,602	50,217,212
Diluted	50,974,283	50,996,596	51,024,881	50,889,987	50,839,091

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$62,188	$45,332	$56,661	$59,456	$57,137
Short-term investments	46,987	23,910	32,007	39,061	17,714
Total cash and cash equivalents	109,175	69,242	88,668	98,517	74,851
Available for sale securities – At fair value	1,006,135	1,031,277	1,050,787	1,068,055	1,073,384
Held to maturity securities – At amortized cost	—	—	13,598	13,693	13,792
Loans held for sale	85,458	63,394	114,073	89,419	157,487
Loans:
Commercial real estate loans:
Owner-occupied	418,338	442,938	445,820	442,989	429,848
Investor non-owner occupied	1,927,960	1,842,898	1,854,459	1,777,716	1,761,940
Construction	82,883	84,717	78,083	82,688	74,980
Total commercial real estate loans	2,429,181	2,370,553	2,378,362	2,303,393	2,266,768
Commercial business loans	841,142	846,182	840,312	821,372	792,918
Consumer loans:
Residential real estate	1,252,001	1,235,197	1,204,401	1,211,783	1,172,540
Home equity	588,638	582,285	583,180	561,814	538,130
Residential construction	32,063	37,579	40,947	39,460	46,117
Other consumer	332,402	310,439	292,781	267,921	237,708
Total consumer loans	2,205,104	2,165,500	2,121,309	2,080,978	1,994,495
Total loans	5,475,427	5,382,235	5,339,983	5,205,743	5,054,181
Net deferred loan costs and premiums	15,502	14,724	14,794	15,297	15,413
Allowance for loan losses	(49,163)	(47,915)	(47,099)	(46,368)	(45,062)
Loans receivable - net	5,441,766	5,349,044	5,307,678	5,174,672	5,024,532
Federal Home Loan Bank of Boston stock, at cost	46,734	49,895	50,194	46,758	54,760
Accrued interest receivable	23,209	22,333	22,332	20,893	19,751
Deferred tax asset, net	30,190	28,710	25,656	30,999	27,034
Premises and equipment, net	67,614	67,619	67,508	61,063	54,480
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	3,849	4,154	4,491	4,827	5,164
Cash surrender value of bank-owned life insurance	180,490	179,556	148,300	171,300	170,144
Other assets	98,695	88,169	105,593	81,019	85,503
Total assets	$7,208,596	$7,068,674	$7,114,159	$6,976,496	$6,876,163

F - 3

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$770,982	$753,575	$778,576	$725,130	$721,917
Interest-bearing	4,622,394	4,528,935	4,419,645	4,427,892	4,271,562
Total deposits	5,393,376	5,282,510	5,198,221	5,153,022	4,993,479
Mortgagors’ and investor escrow accounts	14,526	11,096	7,545	9,641	15,045
Federal Home Loan Bank advances and other borrowings	1,041,896	1,030,735	1,165,054	1,068,814	1,138,817
Accrued expenses and other liabilities	56,921	51,333	50,011	54,366	49,358
Total liabilities	6,506,719	6,375,674	6,420,831	6,285,843	6,196,699
Total stockholders’ equity	701,877	693,000	693,328	690,653	679,464
Total liabilities and stockholders’ equity	$7,208,596	$7,068,674	$7,114,159	$6,976,496	$6,876,163

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Share Data:
Basic net income per share	$0.31	$0.31	$0.19	$0.30	$0.32
Diluted net income per share	0.31	0.31	0.19	0.30	0.32
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.40	$11.25	$11.24	$11.23	$11.01
Key Statistics:
Total revenue	$56,541	$55,832	$54,430	$55,194	$56,154
Total non-interest expense	38,370	36,736	37,327	35,262	35,329
Average earning assets	6,584,938	6,568,168	6,480,966	6,423,741	6,304,849
Key Ratios:
Return on average assets (annualized)	0.88%	0.89%	0.54%	0.88%	0.96%
Return on average equity (annualized)	9.00%	9.15%	5.50%	8.92%	9.66%
Tax-equivalent net interest margin (annualized)	2.97%	2.90%	2.98%	3.00%	3.04%
Residential Mortgage Production:
Dollar volume (total)	$140,409	$94,433	$135,522	$133,462	$186,220
Mortgages originated for purchases	110,351	63,193	83,181	97,132	129,165
Loans sold	99,637	99,899	94,738	152,551	61,363
Income from mortgage banking activities	846	1,729	1,184	1,204	1,830
Non-performing Assets:
Residential real estate	$11,221	$11,663	$11,824	$11,330	$11,190
Home equity	4,607	4,698	4,968	4,206	5,211
Investor-owned commercial real estate	2,400	2,863	1,821	2,957	3,512
Owner-occupied commercial real estate	2,176	2,326	1,664	2,084	2,184
Construction	250	273	1,398	1,748	287
Commercial business	1,196	1,579	1,477	2,427	2,624
Other consumer	237	34	35	37	40
Non-accrual loans	22,087	23,436	23,187	24,789	25,048
Troubled debt restructured – non-accruing	7,330	8,308	8,475	6,628	7,475
Total non-performing loans	29,417	31,744	31,662	31,417	32,523
Other real estate owned	1,855	1,935	2,154	2,444	1,770
Total non-performing assets	$31,272	$33,679	$33,816	$33,861	$34,293
Non-performing loans to total loans	0.54%	0.59%	0.59%	0.60%	0.64%
Non-performing assets to total assets	0.43%	0.48%	0.48%	0.49%	0.50%
Allowance for loan losses to non-performing loans	167.12%	150.94%	148.76%	147.59%	138.55%
Allowance for loan losses to total loans	0.90%	0.89%	0.88%	0.89%	0.89%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.16%	2.08%	2.13%	2.04%	2.08%
Efficiency ratio (2)	65.18%	63.97%	63.53%	60.47%	59.75%
Cost of funds (annualized) (3)	1.20%	1.07%	0.96%	0.91%	0.81%
Total revenue growth rate	1.27%	2.58%	(1.38)%	(1.71)%	5.89%
Total revenue growth rate (annualized)	5.08%	10.30%	(5.54)%	(6.84)%	23.57%
Average earning asset growth rate	0.26%	1.35%	0.89%	1.89%	3.13%
Average earning asset growth rate (annualized)	1.02%	5.38%	3.56%	7.54%	12.53%
Return on average tangible common equity (annualized) (2)	11.03%	11.25%	6.81%	10.99%	11.95%
Pre-provision net revenue to average assets (2)	1.14%	1.15%	1.19%	1.31%	1.38%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-12.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,338,021	$12,020	3.60%	$1,297,558	$10,839	3.34%
Commercial real estate	2,306,896	24,762	4.25	2,153,938	21,837	4.01
Construction	114,987	1,331	4.58	128,730	1,396	4.29
Commercial business	816,102	9,139	4.43	780,553	7,628	3.87
Home equity	588,080	7,058	4.81	541,017	5,737	4.25
Other consumer	322,103	4,062	5.06	230,419	2,907	5.06
Investment securities	1,019,491	8,998	3.53	1,099,011	9,577	3.48
Federal Home Loan Bank stock	49,136	703	5.72	54,151	534	3.95
Other earning assets	30,122	116	1.55	19,472	50	1.03
Total interest-earning assets	6,584,938	68,189	4.12	6,304,849	60,505	3.82
Allowance for loan losses	(48,624)			(44,888)
Non-interest-earning assets	555,407			520,375
Total assets	$7,091,721			$6,780,336
Interest-bearing liabilities:
NOW and money market	$2,256,323	$6,163	1.10%	$1,929,917	$2,808	0.58%
Savings	517,910	77	0.06	541,867	80	0.06
Certificates of deposit	1,749,097	6,624	1.52	1,715,436	4,715	1.10
Total interest-bearing deposits	4,523,330	12,864	1.14	4,187,220	7,603	0.73
Federal Home Loan Bank advances	959,248	4,692	1.94	1,028,835	3,152	1.21
Other borrowings	112,112	1,393	4.91	154,780	1,479	3.78
Total interest-bearing liabilities	5,594,690	18,949	1.35	5,370,835	12,234	0.91
Non-interest-bearing deposits	738,484			670,244
Other liabilities	63,246			68,731
Total liabilities	6,396,420			6,109,810
Stockholders’ equity	695,301			670,526
Total liabilities and stockholders’ equity	$7,091,721			$6,780,336
Net interest-earning assets	$990,248			$934,014
Tax-equivalent net interest income		49,240			48,271
Tax-equivalent net interest rate spread (1)			2.77%			2.91%
Tax-equivalent net interest margin (2)			2.97%			3.04%
Average interest-earning assets to average interest-bearing liabilities			117.70%			117.39%
Less tax-equivalent adjustment		1,059			1,943
Net interest income		$48,181			$46,328

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	June 30, 2018			March 31, 2018
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,338,021	$12,020	3.60%	$1,314,219	$11,506	3.51%
Commercial real estate	2,306,896	24,762	4.25	2,281,868	23,656	4.15
Construction	114,987	1,331	4.58	119,435	1,325	4.44
Commercial business	816,102	9,139	4.43	842,809	8,382	3.98
Home equity	588,080	7,058	4.81	578,776	6,528	4.57
Other consumer	322,103	4,062	5.06	299,839	3,800	5.14
Investment securities	1,019,491	8,998	3.53	1,041,849	8,624	3.31
Federal Home Loan Bank stock	49,136	703	5.72	51,458	606	4.71
Other earning assets	30,122	116	1.55	37,915	150	1.61
Total interest-earning assets	6,584,938	68,189	4.12	6,568,168	64,577	3.94
Allowance for loan losses	(48,624)			(47,780)
Non-interest-earning assets	555,407			554,333
Total assets	$7,091,721			$7,074,721
Interest-bearing liabilities:
NOW and money market	$2,256,323	$6,163	1.10%	$2,146,945	$4,892	0.92%
Savings	517,910	77	0.06	510,904	73	0.06
Certificates of deposit	1,749,097	6,624	1.52	1,796,675	6,062	1.37
Total interest-bearing deposits	4,523,330	12,864	1.14	4,454,524	11,027	1.00
Federal Home Loan Bank advances	959,248	4,692	1.94	1,033,884	4,545	1.76
Other borrowings	112,112	1,393	4.91	118,008	1,379	4.67
Total interest-bearing liabilities	5,594,690	18,949	1.35	5,606,416	16,951	1.22
Non-interest-bearing deposits	738,484			713,364
Other liabilities	63,246			64,596
Total liabilities	6,396,420			6,384,376
Stockholders’ equity	695,301			690,345
Total liabilities and stockholders’ equity	$7,091,721			$7,074,721
Net interest-earning assets	$990,248			$961,752
Tax-equivalent net interest income		49,240			47,626
Tax-equivalent net interest rate spread (1)			2.77%			2.72%
Tax-equivalent net interest margin (2)			2.97%			2.90%
Average interest-earning assets to average interest-bearing liabilities			117.70%			117.15%
Less tax-equivalent adjustment		1,059			1,083
Net interest income		$48,181			$46,543

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,326,185	$23,526	3.56%	$1,266,484	$21,062	3.33%
Commercial real estate	2,294,451	48,419	4.20	2,126,358	42,563	3.98
Construction	117,199	2,656	4.51	137,062	2,960	4.29
Commercial business	829,382	17,521	4.20	755,637	14,347	3.78
Home equity	583,454	13,585	4.69	532,225	10,959	4.15
Other consumer	311,032	7,862	5.10	221,401	5,518	5.03
Investment securities	1,030,404	17,618	3.42	1,084,548	18,745	3.45
Federal Home Loan Bank stock	50,291	1,309	5.21	53,658	1,058	3.94
Other earning assets	34,202	270	1.59	32,263	152	0.95
Total interest-earning assets	6,576,600	132,766	4.03	6,209,636	117,364	3.77
Allowance for loan losses	(48,205)			(44,260)
Non-interest-earning assets	554,873			517,403
Total assets	$7,083,268			$6,682,779
Interest-bearing liabilities:
NOW and money market	$2,201,937	$11,055	1.01%	$1,886,926	$5,004	0.53%
Savings	514,426	150	0.06	535,299	158	0.06
Certificates of deposit	1,772,754	12,686	1.44	1,714,256	9,260	1.09
Total interest-bearing deposits	4,489,117	23,891	1.07	4,136,481	14,422	0.70
Federal Home Loan Bank advances	996,360	9,238	1.84	1,004,813	5,822	1.15
Other borrowings	115,043	2,771	4.79	140,470	2,859	4.05
Total interest-bearing liabilities	5,600,520	35,900	1.29	5,281,764	23,103	0.88
Non-interest-bearing deposits	725,993			669,537
Other liabilities	63,919			67,302
Total liabilities	6,390,432			6,018,603
Stockholders’ equity	692,836			664,176
Total liabilities and stockholders’ equity	$7,083,268			$6,682,779
Net interest-earning assets	$976,080			$927,872
Tax-equivalent net interest income		96,866			94,261
Tax-equivalent net interest rate spread (1)			2.74%			2.89%
Tax-equivalent net interest margin (2)			2.94%			3.03%
Average interest-earning assets to average interest-bearing liabilities			117.43%			117.57%
Less tax-equivalent adjustment		2,142			3,636
Net interest income		$94,724			$90,625

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-12 in the following press release tables:

F - 9

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
	(Dollars in thousands)
Net Income (GAAP)	$15,646	$15,787	$9,501	$15,191	$16,200
Non-GAAP adjustments:
Non-interest income	(271)	(342)	745	(158)	(95)
Non-interest expense	215	—	536	—	—
Income tax expense related to tax reform	—	—	1,609	—	—
Related income tax (benefit) expense	(93)	72	2,074	55	33
Net adjustment	(149)	(270)	4,964	(103)	(62)
Total net income (non-GAAP)	$15,497	$15,517	$14,465	$15,088	$16,138

Non-interest income (GAAP)	$8,360	$9,289	$7,581	$8,426	$9,826
Non-GAAP adjustments:
Net gain on sales of securities	(62)	(116)	(72)	(158)	(95)
Limited partnership writedown (1)	—	—	1,214	—	—
Loss on sale of premises and equipment	—	—	401	—	—
BOLI claim benefit	(209)	(226)	(798)	—	—
Net adjustment	(271)	(342)	745	(158)	(95)
Total non-interest income (non-GAAP)	8,089	8,947	8,326	8,268	9,731
Total net interest income	48,181	46,543	46,849	46,768	46,328
Total revenue (non-GAAP)	$56,270	$55,490	$55,175	$55,036	$56,059

Non-interest expense (GAAP)	$38,370	$36,736	$37,237	$35,262	$35,329
Non-GAAP adjustments:
Lease exit/disposal cost obligation	(215)	—	(536)	—	—
Net adjustment	(215)	—	(536)	—	—
Total non-interest expense (non-GAAP)	$38,155	$36,736	$36,701	$35,262	$35,329

Total loans	$5,475,427	$5,382,235	$5,339,983	$5,205,743	$5,054,181
Non-covered loans (2)	(729,947)	(771,802)	(780,776)	(739,376)	(699,938)
Total covered loans	$4,745,480	$4,610,433	$4,559,207	$4,466,367	$4,354,243
Allowance for loan losses	$49,163	$47,915	$47,099	$46,368	$45,062
Allowance for loan losses to total loans	0.90%	0.89%	0.88%	0.89%	0.89%
Allowance for loan losses to total covered loans	1.04%	1.04%	1.03%	1.04%	1.03%
(1) Represents limited partnership writedowns related to the reduction of the Company's tax rate in December 2017.
(2) Represents acquired loans that were recorded at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Efficiency Ratio:
Non-Interest Expense (GAAP)	$38,370	$36,736	$37,237	$35,262	$35,329
Non-GAAP adjustments:
Other real estate owned expense	(163)	(167)	(157)	(211)	(293)
Lease exit/disposal cost obligation	(215)	—	(536)	—	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$37,992	$36,569	$36,544	$35,051	$35,036

Net Interest Income (GAAP)	$48,181	$46,543	$46,849	$46,768	$46,328
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,059	1,083	2,117	2,069	1,943

Non-Interest Income (GAAP)	8,360	9,289	7,581	8,426	9,826
Non-GAAP adjustments:
Net gain on sales of securities	(62)	(116)	(72)	(158)	(95)
Net loss on limited partnership investments	960	590	1,441	864	638
Loss on sale of premises and equipment	—	—	401	—	—
BOLI claim benefit	(209)	(226)	(798)	—	—
Total Revenue for Efficiency Ratio (non-GAAP)	$58,289	$57,163	$57,519	$57,969	$58,640

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	65.18%	63.97%	63.53%	60.47%	59.75%

F - 11

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$48,181	$46,543	$46,849	$46,768	$46,328
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,059	1,083	2,117	2,069	1,943
Total tax equivalent net interest income (A)	$49,240	$47,626	$48,966	$48,837	$48,271

Non Interest Income (GAAP)	8,360	9,289	7,581	8,426	9,826
Non-GAAP adjustments:
Net gain on sales of securities	(62)	(116)	(72)	(158)	(95)
Net loss on limited partnership investments	960	590	1,441	864	638
Loss on sale of premises and equipment	—	—	401	—	—
BOLI claim benefit	(209)	(226)	(798)	—	—
Non-Interest Income for PPNR (non-GAAP) (B)	$9,049	$9,537	$8,553	$9,132	$10,369

Non-Interest Expense (GAAP)	$38,370	$36,736	$37,237	$35,262	$35,329
Non-GAAP adjustments:
Lease exit/disposal cost obligation	(215)	—	(536)	—	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$38,155	$36,736	$36,701	$35,262	$35,329

Total PPNR (non-GAAP) (A + B - C) :	$20,134	$20,427	$20,818	$22,707	$23,311
Average Assets	7,091,721	7,074,721	6,976,682	6,907,199	6,780,336
PPNR to Average Assets (Annualized)	1.14%	1.15%	1.19%	1.31%	1.38%

Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$15,646	$15,787	$9,501	$15,191	$16,200
Non-GAAP adjustments:
Intangible Assets amortization, tax effected (1)	241	266	219	219	229
Net Income excluding intangible assets amortization, tax effected at (1)	$15,887	$16,053	$9,720	$15,410	$16,429
Average stockholders' equity (non-GAAP)	$695,301	$690,345	$691,004	$681,402	$670,526
Average goodwill & other intangible assets (non-GAAP)	119,288	119,611	119,962	120,275	120,631
Average tangible common stockholders' equity (non-GAAP)	$576,013	$570,734	$571,042	$561,127	$549,895
Return on Average Tangible Common Equity (non-GAAP)	11.03%	11.25%	6.81%	10.99%	11.95%
(1) Intangible assets amortization is tax effected at 21% for the three months ended June 30, 2018 and March 31, 2018, and at 35% for all prior periods due to the Tax Cuts and Jobs Act of 2017 that was signed into law in December 2017, lowering the corporate federal tax rate from 35% to 21%.

F - 12